UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2005

iStar Financial Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-15371	95-6881527
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1114 Avenue of the Americas, 27th Floor New York, New York		10036
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (212) 930-9400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01. ACQUISITION OR DISPOSITION OF ASSETS.

As previously reported, on January 20, 2005, iStar Financial Inc. (“iStar”), a Maryland corporation, announced that it had entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated January 19, 2005, by and among Falcon Financial Investment Trust, a Maryland real estate investment trust (“Falcon”), Flash Acquisition Company LLC, a Delaware limited liability company and a wholly-owned subsidiary of iStar (the “Purchaser”), and iStar. On January 31, 2005, pursuant to the Merger Agreement, the Purchaser commenced a cash tender offer to acquire all of the issued and outstanding common shares of beneficial interest of Falcon, par value $0.01 per share (the “Shares”), at a price of $7.50 per Share in cash, without interest (subject to applicable withholding taxes) (the “Offer”). The details of the Offer were disclosed in the Offer to Purchase of iStar and the Purchaser and the related materials filed with the Securities and Exchange Commission on January 31, 2005.

On March 1, 2005, iStar announced the successful completion of the Offer by the Purchaser. The Offer expired at 12:00 midnight, New York City time on Monday, February 28, 2005, at which time 15,597,828 Shares, or approximately 97.7%, of all issued and outstanding Shares had been validly tendered and not properly withdrawn. Payment is being made by Computershare Trust Company of New York, the depositary for the Offer, for all Shares validly tendered and not properly withdrawn prior to the expiration of the Offer.

On March 3, 2005, iStar issued a press release announcing the completion of the merger contemplated by the Merger Agreement, in which the Purchaser merged with and into Falcon, with Falcon surviving as a wholly-owned subsidiary of iStar (the “Merger”). The press release is attached hereto as an Exhibit and incorporated by reference herein. The Merger was effective upon the filing of the Articles of Merger with the State Department of Assessments and Taxation of Maryland in accordance with Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland and the Maryland Limited Liability Company Act, on March 3, 2005 (the “Effective Time”). Trading in the Shares on the Nasdaq National Market was permanently halted and the Shares will no longer be listed on the Nasdaq National Market. At the Effective Time, Shares owned by the remaining shareholders of Falcon were converted into the right to receive $7.50 net in cash, without interest (subject to applicable withholding taxes), subject to the rights of such shareholders to exercise appraisal rights. Pursuant to the Merger Agreement, the members of the board of managers and the officers of the Purchaser became the trustees and officers of Falcon as the surviving corporation.

The aggregate consideration payable for all Shares tendered in the Offer and in connection with the consummation of the Merger is approximately $120 million plus any related transaction fees and expenses.  iStar obtained the necessary funds by using its cash on hand and existing lines of credit. Following the Merger, Falcon became a wholly-owned subsidiary of iStar.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of businesses acquired.

Financial information relating to the acquisition required by this item is not required by Rule 3-05(b) of Regulation S-X.

(b)	Pro forma financial information.

Financial information relating to the acquisition required by this item is not required by Article 11 of Regulation S-X.

(c)	Exhibits.

The following are filed as Exhibits to this Report:

Exhibit No.	Description of Exhibit

2.1

Agreement and Plan of Merger, dated January 19, 2005, by and between iStar Financial Inc., Flash Acquisition Company LLC and Falcon Financial Investment Trust (Previously filed as an exhibit to the Schedule TO filed on January 31, 2005 by iStar Financial Inc. and Flash Acquisition Company LLC with the Securities and Exchange Commission and incorporated herein by reference).

99.1	Press Release issued by iStar on March 3, 2005.

After due inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

ISTAR FINANCIAL INC.

By:	/s/ Jay Sugarman
Name: Jay Sugarman
Its: Chairman and Chief Executive Officer

Dated:  March 3, 2005

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release dated March 3, 2005.